UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2007
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52013	20-0640002
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

888 Seventh Avenue, New York, New York		10106
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 27, 2007, Town Sports International Holdings, Inc. (“Holdings”) together with Town Sports International, LLC, a New York limited liability company and a wholly-owned subsidiary of Holdings (the “Borrower”), entered into a Credit Agreement dated as of February 27, 2007 (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc., as sole lead arranger and book manager, and a syndicate of lenders named therein, which provided for a revolving line of credit (inclusive of a swingline facility) in an aggregate committed amount of $75,000,000 and an initial term loan in the aggregate principal amount of $185,000,000 (the “Initial Term Loan”). The Credit Agreement also provides for an incremental term loan facility in the maximum amount of $100,000,000. Any additional loans borrowed thereunder, if any, are subject to the satisfaction of certain conditions precedent by the Borrower and further agreement upon certain of the terms of each such incremental term loan between the Borrower and the participating lenders.
     The revolving credit facility expires on February 27, 2012. The Initial Term Loan matures on February 27, 2014, provided, that, if any of the 11% Senior Discount Notes due 2014 issued by Holdings shall be outstanding as of August 1, 2003, then the Initial Term Loan shall mature on such date. If the Borrower shall receive an incremental term loan under the incremental term loan facility, the maturity date of any such incremental term loan shall not exceed the maturity date of the Initial Term Loan.
     Each of the aforementioned credit facilities is guaranteed by each direct and indirect domestic subsidiary of the Borrower (except for any foreign subsidiary thereof) and secured by (i) substantially all personal property of the Borrower and each such subsidiary (except for a pledge of equity interests by a subsidiary of the Borrower held in a certain foreign subsidiary which pledge shall not to exceed 65% of the equity interests thereof), and (ii) a pledge of all limited liability company interests of the Borrower held by Holdings.
     Upon the execution of the credit agreement, the existing credit agreement dated as of April 16, 2003, as amended, among Holdings, the Borrower and Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc. and BNP Paribas, as joint lead arrangers and book managers, BNP Paribas, as syndication agent and a syndicate of lenders named therein, which provided for a $75,000,000 committed revolving credit facility thereunder was terminated and any and all amounts outstanding under such credit facility were paid in full.
     A portion of the proceeds of the Initial Term Loan were used to purchase $165,540,000 aggregate principal amount of the Borrower’s outstanding 9 5/8% Senior Notes due 2011 on February 27, 2007. The balance of the proceeds of the term loan were irrevocably deposited in escrow with The Bank of New York, as escrow agent for the purchase of the remaining outstanding 9 5/8% Senior Notes due 2011 on April 15, 2007, the redemption date for such remaining outstanding notes. The proceeds of the revolving loans will be used for working capital purposes and to fund capital expenditures, and other general corporate purposes. The proceeds of the incremental term loans (if any) shall be used for working capital, capital expenditures and other general corporate purposes.
     Revolving loans and swingline loans under the Credit Agreement will bear interest at a margin of (a) 0.75% to 1.25% above a certain base rate or (b) (in the case of revolving loans only) 1.75% to 2.25% above the Eurodollar rate, such margins subject to the achievement of certain levels of a secured leverage ratio by Holdings and its subsidiaries, as reported pursuant to quarterly pricing certificates. The Initial Term Loan bears interest at a margin of (a) 0.75% above a certain base rate or (b) 1.75% above the Eurodollar rate. The incremental term loans (if any) will bear interest at a margin or margins to be agreed upon by the Borrower and the participating lenders.
     The Initial Term Loan requires payments of principal to be made on a quarterly basis with payment of the remaining aggregate outstanding principal balance due and payable on the Initial Term Loan maturity date.
     The Credit Agreement includes, among other terms and conditions, limitations on Holdings each of its subsidiaries’ ability to: create, incur, assume or be liable for indebtedness (other than certain types of permitted indebtedness); dispose of assets outside the ordinary course (subject to certain exceptions); acquire, merge or consolidate with or into another person or entity (other than certain types of permitted acquisitions); create, incur or allow any lien on any of its property (except for certain permitted liens); make investments (other than certain types of investments); or pay dividends or make distributions (each subject to certain limitations). In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency, default on indebtedness held by third parties and the occurrence of a change of control.
     The Credit Agreement also contains a requirement that Holdings and its subsidiaries comply with a maximum total leverage ratio during such time as the revolving loans shall be outstanding.
     In addition, each of the direct and indirect subsidiaries of the Borrower, each as a subsidiary guarantor (except for a certain foreign subsidiary), has executed a Subsidiaries Guaranty dated as of February 27, 2007, for the benefit of the secured creditors named therein, under which such subsidiary guarantor, on a joint and several basis with the other subsidiary guarantors, unconditionally guarantees all obligations of the Borrower under the Credit Agreement and the related credit documents.
     The Borrower and each of its direct and indirect subsidiaries, each as a pledgor, have executed and delivered to Deutsche Bank Trust Company Americas, as collateral agent, a Borrower/Sub Pledge Agreement dated as of February 27, 2007, for the benefit of the lender creditors named therein, under which the Borrower has pledged all equity interests held in each of its direct subsidiaries, and in turn, each direct subsidiary has pledged all equity interests held in each of their respective direct subsidiaries (except for a certain foreign subsidiary of which 65% of its equity interests were pledged thereunder) to secure the obligations of the Borrower under the Credit Agreement and the credit documents.
     The Borrower and each of its direct and indirect subsidiaries, each as an assignor, have executed and delivered to Deutsche Bank Trust Company Americas, as collateral agent, a Security Agreement dated as of February 27, 2007, for the benefit of the secured creditors named therein, under which each assignor has granted a security interest in substantially all its personal property, including but not limited to equipment, inventory, accounts, general intangibles, intellectual property and deposit accounts, in order to secure the obligations of the Borrower under the Credit Agreement and the credit documents.

     This description of the Credit Agreement, the Subsidiaries Guaranty, the Borrower/Sub Pledge Agreement and the Security Agreement are qualified in their entirety by reference to the Credit Agreement, the Subsidiaries Guaranty, the Borrower/Sub Pledge Agreement and the Security Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively to this report.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Credit Agreement dated as of February 27, 2007, by and among Town Sports International Holdings, Inc. and Town Sports International, LLC, and Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc., as sole lead arranger and book manager, and a syndicate of lenders named therein.

10.2	Subsidiaries Guaranty dated as of February 27, 2007, made by each of the guarantors named therein.

10.3	Borrower/Sub Pledge Agreement, dated as of February 27, 2007, among each of the pledgors named therein and Deutsche Bank Trust Company Americas, as collateral agent.

10.4	Security Agreement, dated as of February 27, 2007, made by each of the assignors named therein in favor of Deutsche Bank Trust Company Americas, as collateral agent.

99.1	Press Release dated February 27, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: March 5, 2007	By:	/s/ Richard Pyle

Richard Pyle
Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement dated as of February 27, 2007, by and among Town Sports International Holdings, Inc. and Town Sports International, LLC, and Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc., as sole lead arranger and book manager, and a syndicate of lenders named therein.

10.2	Subsidiaries Guaranty dated as of February 27, 2007, made by each of the guarantors named therein.

10.3	Borrower/Sub Pledge Agreement, dated as of February 27, 2007, among each of the pledgors named therein and Deutsche Bank Trust Company Americas, as collateral agent.

10.4	Security Agreement, dated as of February 27, 2007, made by each of the assignors named therein in favor of Deutsche Bank Trust Company Americas, as collateral agent.

99.1	Press Release dated February 27, 2007.